Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.01 par value per share, of ParkerVision, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  June 25, 2013

Gem Partners, LP

By:	Gem Investment Advisors, LLC General Partner

By:	/s/ Daniel M. Lewis
	Name:	Daniel M. Lewis
	Title:	Managing Member

Flat Rock Partners LP

By:	Gem Investment Advisors, LLC
General Partner

By:	/s/ Daniel M. Lewis
	Name:	Daniel M. Lewis
	Title:	Managing Member

Gem Investment Advisors, LLC

By:	/s/ Daniel M. Lewis
	Name:	Daniel M. Lewis
	Title:	Managing Member

/s/ Daniel M. Lewis
Daniel M. Lewis